As filed with the Securities and Exchange Commission on March 27, 1997

                                                       REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         _____________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         _____________________________

                              MARCAM CORPORATION
            (Exact Name of registrant as specified in its charter)

          MASSACHUSETTS                            04-2711580
  (State or other jurisdiction of                (I.R.S. Employee
  incorporation or organization)                 Identification No.)


               95 WELLS AVENUE, NEWTON, MASSACHUSETTS     02159
              (Address of principal executive offices)  (Zip Code)

                      MARCAM CORPORATION 1994 STOCK PLAN
                           (Full title of the plan)
                         _____________________________

                           GEORGE A. CHAMBERLAIN, 3D
                            CHIEF FINANCIAL OFFICER
                              MARCAM CORPORATION
                                95 WELLS AVENUE
                          NEWTON, MASSACHUSETTS  02159
                                (617) 965-0220
            (Name, address including zip code and telephone number,
                  including area code, of agent for service)
                         _____________________________

                                   Copy to:

                             MARK H. BURNETT, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               HIGH STREET TOWER
                                125 HIGH STREET
                               BOSTON, MA  02110
                                (617) 248-7000

===============================================================================


                        CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed      Proposed
Title of                               Maximum       Maximum
Securities            Amount           Offering      Aggregate    Amount of
to be                 to be            Price         Offering     Registration
Registered            Registered       Per Share     Price        Fee
-------------------------------------------------------------------------------
1994 Stock Plan     1,250,000 shares  $13.9375/(1)/ $17,421,875   $5,279.36
Common Stock, $.01
par value
-------------------------------------------------------------------------------

/(1)/ The price of $13.9375 per share, which is the average of the high and low prices reported on the Nasdaq National Market on March 20, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).


================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-18674):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended September 30, 1996.

         2.  Current Report on Form 8-K filed on December 5, 1996.

         3. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

         4. The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on June 29, 1990, as amended on Form 8 as filed with the Commission on August 13, 1990, and incorporating by reference the information contained in the Registrant's S-1 Registration Statement.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Registrant's Restated Articles of Organization provide indemnification to the Registrant's directors and officers to the fullest extent permitted by Massachusetts law, including circumstances in which indemnification is otherwise discretionary.
The Registrant's Amended and Restated By-laws provide that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant has also entered into indemnity agreements with each of its directors and certain executive officers, which agreements require the Registrant to indemnify such individuals to the fullest extent permitted by Massachusetts law.

         The Registrant's Restated Articles of Organization eliminate the personal liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders, notwithstanding any provision of law imposing such liability. The Registrant's Restated Articles of Organization, however, do not eliminate liability of the Registrant's directors for breach of the director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law and actions leading to improper personal benefit to the director, or under Section 61 or 62 of the Massachusetts Business Corporation Law.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.

Exhibit No.              Description of Exhibit
-----------              -----------------------
    4.1 Restated Articles of Organization of the Registrant (filed as Exhibits 3.2 and 4.2 to Registration Statement on Form S-1 (No. 33-35666) and incorporated herein by reference)

    4.2 By-laws, as amended and restated, of the Registrant (filed as Exhibits 3.3 and 4.3 to Registration Statement on Form S-1 (No. 33-35666) and incorporated herein by reference)

    4.3 Specimen Stock Certificate (filed as Exhibit 4.4 to Registration Statement on Form S-1 (No. 33-35666) and incorporated herein by reference)

    4.4*      Marcam Corporation 1994 Stock Plan, as amended

    4.5 Marcam Corporation 1994 Stock Plan Incentive Stock Option Agreement (filed as Exhibit 4.5 to Registration Statement on Form S-8 (No. 333-02518) and incorporated herein by reference)

    4.6 Rights Agreement, filed on December 5, 1996, between Registrant and the First National Bank of Boston, which includes as Exhibit A the form of Certificate of Vote of Directors Establishing a Series of a Class of Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (filed as Exhibit 4 to Current Report on Form 8-K dated December 3, 1996 (No. 0-18674) and incorporated herein by reference)

    4.7 Certificate of Vote of Directors Establishing a Series of a Class of Stock for the Series D Convertible Preferred Stock of Registrant (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated September 29, 1995 (No. 0-18674) and incorporated herein by reference)

    4.8 Certificate of Vote of Directors Establishing a Series of a Class of Stock for the Series E Convertible Preferred Stock of Registrant (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated July 23, 1996 (No. 0-18674) and incorporated herein by reference)

    4.9 Certificate of Vote of Directors Establishing a Series or a Class of Stock of the Registrant (filed as Exhibit 3.1 and 4.2 to Current Report on Form

              8-K dated June 18, 1993 (No. 0-18674) and incorporated herein by reference)

    4.10 Certificate of Vote of Directors Establishing a Series or a Class of Stock of the Registrant (filed as Exhibit 3.4 and 4.4 to Annual Report on Form 10-K for the fiscal year ended September 30, 1993 (No. 0-18674) and incorporated herein by reference)

    4.11 Stock Exchange Agreement dated as of April 9, 1991 by and among the Registrant, Marcam Canada Holding Corporation and William A. Shaw, Linda Pia Shaw, Randy Reeve, Denise Reeve, John P. Williamson, and Sheila Kathleen Williamson (filed as Exhibit 2.2 and 4.1 to Current Report on Form 8-K Dated April 9, 1991 (No. 0-18674) and incorporated herein by reference)

       5*     Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5)

    23.2*     Consent of Coopers & Lybrand L.L.P.

    23.3*     Consent of KPMG Peat Marwick LLP

      24      Power of Attorney (contained in the Signatures)

----------------
* Filed herewith.

Item 9.  Undertakings.
         ------------

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Marcam Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on this 27th day of March, 1997.

                              MARCAM CORPORATION



                              By: /s/ George A Chamberlain, 3d
                                  ----------------------------
                                  George A. Chamberlain, 3d
                                  Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Michael J. Quinlan, George A. Chamberlain, 3d, and Diane R. Tormey his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                      Date
     ---------                         ------                     -----

/s/ Michael J. Quinlan       President, Chief Executive         March 27, 1997
---------------------------  Officer and Director (Principal
Michael J. Quinlan           Executive Officer)


/s/ Paul A. Margolis         Chairman of the Board of           March 27, 1997
---------------------------  Directors and Director
Paul A. Margolis


/s/ John Campbell              Director                         March 27, 1997
-----------------------------
John Campbell


                               Chief Financial Officer          March 27, 1997
/s/ George A. Chamberlain, 3d  (Principal Financial and
                                Accounting Officer)
------------------------------
George A. Chamberlain, 3d


/s/ Richard S. Hickok           Director                        March 27, 1997
------------------------------
Richard S. Hickok


/s/ Edward J. Kfoury            Director                        March 27, 1997
------------------------------
Edward J. Kfoury


/s/ Dean R. McKay               Director                        March 27, 1997
------------------------------
Dean R. McKay


/s/ William E. Ford             Director                        March 27, 1997
------------------------------
William E. Ford


/s/ William O. Grabe            Director                        March 27, 1997
------------------------------
William O. Grabe

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.        Description of Exhibit             Sequential Page Number
-----------        ----------------------             ----------------------

   4.1       Restated Articles of Organization of
             the Registrant (filed as Exhibits 3.2
             and 4.2 to Registration Statement on
             Form S-1 (No. 33-35666) and
             incorporated herein by reference)

   4.2       By-laws, as amended and restated, of
             the Registrant (filed as Exhibits 3.3
             and 4.3 to Registration Statement on
             Form S-1 (No. 33-35666) and
             incorporated herein by reference)

   4.3       Specimen Stock Certificate (filed as
             Exhibit 4.4 to Registration Statement
             on Form S-1 (No. 33-35666) and
             incorporated herein by reference)

   4.4*      Marcam Corporation 1994 Stock Plan, as
             amended

   4.5       Marcam Corporation 1994 Stock Plan
             Incentive Stock Option Agreement (filed
             as Exhibit 4.5 to Registration
             Statement on Form S-8 (No. 333-02518)
             and incorporated herein by reference)
   4.6       Rights Agreement, filed on December 5,
             1996, between Registrant and the First
             National Bank of Boston, which includes
             as Exhibit A the form of Certificate of
             Vote of Directors Establishing a Series
             of a Class of Stock, as Exhibit B the
             Form of Rights Certificate, and as
             Exhibit C the Summary of Rights to
             Purchase Preferred Stock (filed as
             Exhibit 4 to Current Report on Form 8-K
             dated December 3, 1996 (No. 0-18674)
             and incorporated herein by reference)

   4.7       Certificate of Vote of Directors
             Establishing a Series of a Class of
             Stock for the Series D Convertible
             Preferred Stock of

             Registrant (filed as Exhibit 4 to
             the Registrant's Current Report
             on Form 8-K dated September 29,
             1995 (No. 0-18674) and incorporated
             herein by reference)

   4.8       Certificate of Vote of Directors
             Establishing a Series of a Class of
             Stock for the Series E Convertible
             Preferred Stock of Registrant (filed as
             Exhibit 4 to the Registrant's Current
             Report on Form 8-K dated July 23, 1996
             (No. 0-18674) and incorporated herein
             by reference)

   4.9       Certificate of Vote of Directors
             Establishing a Series or a Class of
             Stock of the Registrant (filed as
             Exhibit 3.1 and 4.2 to Current Report
             on Form 8-K dated June 18, 1993 (No.
             0-18674) and incorporated herein by
             reference)

   4.10      Certificate of Vote of Directors
             Establishing a Series or a Class of
             Stock of the Registrant (filed as
             Exhibit 3.4 and 4.4 to Annual Report on
             Form 10-K for the fiscal year ended
             September 30, 1993 (No. 0-18674) and
             incorporated herein by reference)

   4.11      Stock Exchange Agreement dated as of
             April 9, 1991 by and among the
             Registrant, Marcam Canada Holding
             Corporation and William A. Shaw, Linda
             Pia Shaw, Randy Reeve, Denise Reeve,
             John P. Williamson, and Sheila Kathleen
             Williamson (filed as Exhibit 2.2 and
             4.1 to Current Report on Form 8-K Dated
             April 9, 1991 (No. 0-18674) and
             incorporated herein by reference)

      5*     Opinion of Testa, Hurwitz & Thibeault,
             LLP

   23.1      Consent of Testa, Hurwitz & Thibeault,
             LLP (contained in its opinion as
             Exhibit 5)

   23.2*     Consent of Coopers & Lybrand L.L.P.

   23.3*     Consent of KPMG Peat Marwick LLP

     24      Power of Attorney (contained in the
             Signatures)
----------------------

* Filed herewith.